UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2008

LOUISIANA-PACIFIC CORPORATION

(Exact Name Of Registrant As Specified In Charter)

Delaware	1-7107	93-0609074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 4, 2008, Louisiana-Pacific Corporation (“LP”) announced that it will curtail operations indefinitely at its oriented strand board (OSB) mills in Chambord, Quebec, and Athens, Ga. Operations will be curtailed at the two mills effective during the fourth quarter of this year.

As a result of these announced closures, LP expects to record severance charges of approximately $3 to $4 million over the third and fourth quarters of 2008.

LP’s press release relating to the matters discussed above is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ Curtis M. Stevens
Curtis M. Stevens Chief Financial Officer

Date: September 8, 2008

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press Release, dated September 4, 2008.